Exhibit 4.119

11/29/2007 10:27:10AM

2007 11214

Recording requested by

and when recorded mail to:

Latham & Watkins LLP

Attn: Jason Crowell, Esq.

600 West Broadway, Suite 1800

San Diego, CA 92101

Memorandum of Lease

THIS MEMORANDUM OF LEASE is hereby executed this 24th day of October, 2007, by and between BNSF RAILWAY COMPANY (successor-in-interest to The Atchison, Topeka and Santa Fe Railway Company and formerly known as The Burlington Northern and Santa Fe Railway Company), a Delaware corporation ("Lessor"), whose address for purposes of this instrument is 2500 Lou Menk Drive, AOB 3, Fort Worth, Texas 76131, attn; Director, Corporate Real Estate, and Nevada Geothermal Power Company (formerly known as Noramex Corporation), a Nevada corporation ("Lessee"), whose address for purposes of this instrument is 409 Granville St., Suite 900, Vancouver, BC VBC 1T2, Canada, which terms "Lessor" and "Lessee" shall include, wherever the context permits or requires, singular or plural, and the heirs, legal representatives, successors and assigns of the respective parties:

WITNESSETH;

WHEREAS, Lessor owns or controls certain real property situated in Humboldt County, Nevada as described on Exhibit "A" attached hereto and incorporated herein by reference (the "Premises');

WHEREAS, Lessor and Lessee entered into that certain Geothermal Lease, dated October 19, 1993 (the "Original Lease") which set forth, among other things, the terms of a lease granted by Lessor to Lessee in and to the Premises;

WHEREAS, Lessor and Lessee entered into that certain Exercise of Option to Renew Lease No. 187556 dated March 1, 2004 (the "Option"), whereby, among other things, the term of the Original Lease was extended to February 28, 2014 (the Original Lease as modified by the provisions of the Option shall be referred to herein as the "Lease Agreement"); and

WHEREAS, Lessor and Lessee desire to memorialize of record the terms and conditions of the Lease Agreement.

NOW, THEREFORE, know all persons by these presents that:

1.

Pursuant to the Lease Agreement, Lessor has leased to Lessee and Lessee has leased from Lessor, the Premises.

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2007 11214

2.

The term of the Lease Agreement commenced on March 1, 1994 and, unless terminated as provided for in the Lease Agreement, expires on February 28, 2014,

3.

Subject to the terms of the Lease Agreement, Lessee has the option to extend the term of the Lease Agreement for up to four (4) additional ten (10) year extension terms.

4.

 In addition to the foregoing provision, all the terms, conditions, provisions and covenants of the Lease Agreement are incorporated herein by this reference for all purposes as though written out at length herein, and both the Lease Agreement and this Memorandum of Lease shall be deemed to constitute a single instrument or document. This Memorandum of Lease is not intended to amend, modify, supplement, or supersede any of the provisions of the Lease Agreement and, to the extent there may be any conflict or inconsistency between the Lease Agreement or this Memorandum of Lease, the Lease Agreement shall control. This Memorandum of Lease and the Lease Agreement, and all of the terms and provisions hereof and thereof shall run with the land and shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Memorandum of Lease to as of the date and year first above written,

LESSOR:

BNSF RAILWAY COMPANY, a Delaware corporation

By: Signed

Name: Blaine Bilderback

Title:  Director Corporate Facilities & Development

LESSEE:

Nevada Geothermal Power Company, a Nevada corporation

By:

Name:

Title:

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2007 11214

5.

The term of the Lease Agreement commenced on March 1, 1994 and, unless terminated as provided for in the Lease Agreement, expires on February 28, 2014,

6.

Subject to the terms of the Lease Agreement, Lessee has the option to extend the term of the Lease Agreement for up to four (4) additional ten (10) year extension terms.

7.

 In addition to the foregoing provision, all the terms, conditions, provisions and covenants of the Lease Agreement are incorporated herein by this reference for all purposes as though written out at length herein, and both the Lease Agreement and this Memorandum of Lease shall be deemed to constitute a single instrument or document. This Memorandum of Lease is not intended to amend, modify, supplement, or supersede any of the provisions of the Lease Agreement and, to the extent there may be any conflict or inconsistency between the Lease Agreement or this Memorandum of Lease, the Lease Agreement shall control. This Memorandum of Lease and the Lease Agreement, and all of the terms and provisions hereof and thereof shall run with the land and shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Memorandum of Lease to as of the date and year first above written,

LESSOR:

BNSF RAILWAY COMPANY, a Delaware corporation

By:

Name:

Title:

LESSEE:

Nevada Geothermal Power Company, a Nevada corporation

By: Signed

Name: Andrew Studley

Title:  CFO

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STATE OF TEXAS                                        §

                                                                   §

COUNTY OF TARRANT                                §

This instrument was acknowledged before me on the    6th    day of         November          2007, by

              Blaine Bilderback             (name) as    Director Corporate Facilities & Development  (title) of BNSF RAILWAY COMPANY, a Delaware corporation.

Joyia E. Simmons (signed)
Notary Public
(Seal)
My appointment expires: 3/23/2008

STATE OF _________________                     §

                                                                   §

COUNTY OF _______________                     §

This instrument was acknowledged before me on the        day of                                        2007, by                                                                     (name) as                                               (title) of Nevada Geothermal Power Company, a Nevada Corporation.

Notary Public

(Seal)

My appointment expires:

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2007 11214

STATE OF _________________                     §

                                                                   §

COUNTY OF _______________                     §

This instrument was acknowledged before me on the        day of                                        2007, by

                                                                     (name) as                                               (title) of BNSF RAILWAY COMPANY, a Delaware corporation.

Notary Public

(Seal)

My appointment expires:

Province Of British Columbia                       §

                                                                §

COUNTY OF                                             §

This instrument was acknowledged before me on the   1st day of        November              2007, by         Andrew Studley                      (name) as          CFO                             (title) of Nevada Geothermal Power Company, a Nevada Corporation.

             Gregory C. Smith (signed)

Notary Public

(Seal)

My appointment expires: Does not expire

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2007 11214

EXHIBIT "A"

DESCRIPTION OF THE REAL PROPERTY

The following real property located in the County of Humboldt, State of Nevada:

ALL OF SECTIONS 15 AND 23, TOWNSHIP 36 NORTH, RANGE 34 EAST, M.D.B.&M.